wsrp

CERTIFIED PUBLIC
ACCOUNTANTS AND
BUSINESS ADVISORS

October 24, 2017

Securities and Exchange Commission
Washington, D.C.20549

Re: CSA HOLDINGS INC.

CIK# 0001586988

Dear Sirs:

We have received a copy of, and have read the statements being made by CSA HOLDINGS INC. (the "Company") in Item 4.01 of its Form 8-K dated October 24, 2017, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements that: (i) the dismissal of WSRP, LLC and the approval of Thayer O'Neal Company LLC was approved by the board of directors of the Company, or (ii) that Thayer O'Neal Company LLC was not consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Very truly yours,

WSRP, LLC

Salt Lake City, Utah